UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2013

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the filing by American Campus Communities, Inc. (the “Company”) of its proxy statement for the 2013 annual meeting of stockholders, William W. Talbot became a named executive officer of the Company. The Company has entered into an employment agreement, as amended, with Mr. Talbot pursuant to which Mr. Talbot serves as the Company’s Executive Vice President and Chief Investment Officer. The employment agreement requires Mr. Talbot to devote substantially full-time attention and business time to the Company’s affairs. The term of the agreement will end upon Mr. Talbot’s termination of employment as discussed below.

The employment agreement provides for:

•	an annual base salary of $280,000, subject to increase in accordance with the Company’s normal executive compensation practices;

•

eligibility for annual cash performance bonuses determined by the Compensation Committee of the Board of Directors of the Company on the same basis as other executives of the Company (with appropriate adjustments due to title and salary); and

•	participation in other employee benefit plans applicable generally to the Company’s senior executives.

The employment agreement provides that if Mr. Talbot’s employment is terminated by the Company without “cause” or by Mr. Talbot for “good reason” (each as defined in the employment agreement), Mr. Talbot will be generally entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•

a cash payment equal to 100% times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years, payable over the remaining term of his noncompetition agreement;

•	his prorated annual bonus for the year in which the termination occurs; and

•

payment towards the cost of health continuation coverage in an amount equal to the difference between the amount paid by Mr. Talbot for health insurance coverage under the Company’s health benefit plan immediately prior to such termination and the cost of continuation coverage under COBRA, for the remaining term of his noncompetition agreement, subject to reduction to the extent he receives comparable benefits from a subsequent employer.

The employment agreement and first amendment thereto with Mr. Talbot are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing summary description of the employment agreement is qualified in its entirety by reference to the employment agreement.

Concurrently with the execution of the employment agreement, the Company entered into a confidentiality and noncompetition agreement with Mr. Talbot under which he has agreed not to (i) conduct, directly or indirectly, any business involving the development, acquisition, sale or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing, whether such business is conducted by him individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (ii) own interests in student housing properties that are competitive, directly or indirectly, with any business carried on by the Company or its successors, subsidiaries and affiliates. Mr. Talbot will be bound by his non-competition covenant for so long as he is an employee of the Company and for a two-year “tail” period thereafter, unless his employment is terminated by the Company without “cause” or by him with “good reason” (in each case, as defined in his employment agreement) or by him for any reason at any time prior to the first anniversary of a change in control of the Company, in which case his covenant not to compete will lapse upon the first anniversary of his termination.

The form of confidentiality and noncompetition agreement is attached hereto as Exhibit 99.3 and is incorporated hereby by reference. The foregoing summary description of the confidentiality and noncompetition agreement is qualified in its entirety by reference to the confidentiality and noncompetition agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2013	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title

99.1	Employment Agreement, dated as of May 4, 2011, between William W. Talbot and American Campus Communities, Inc.

99.2	First Amendment to Employment Agreement, dated as of November 2, 2012, between William W. Talbot and American Campus Communities, Inc.

99.3	Form of Confidentiality and Noncompetition Agreement. Incorporated by reference to Exhibit 10.9 to American Campus Communities, Inc.’s Registration Statement on Form S-1 (Registration No. 333-114813).

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